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                                                                     EXHIBIT 4.4

                              NOTATION OF GUARANTEE

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 14, 2002 (the "INDENTURE") among TSI Merger Sub, Inc., (the "COMPANY"), the Guarantors listed on Schedule I thereto and The Bank of New York, as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PROVIDED, HOWEVER, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                     TSI TELECOMMUNICATION HOLDINGS, INC.

                                     By: /s/ David A Donnini
                                     Name:  David A. Donnini
                                     Title: President

                                     TSI TELECOMMUNICATION HOLDINGS, LLC

                                     By: /s/ David A Donnini
                                     Name:  David A. Donnini
                                     Title: President

                                     TSI NETWORKS INC.

                                     By: /s/ David A Donnini
                                     Name:  David A. Donnini
                                     Title: President

                                     TSI FINANCE INC.

                                     By: /s/ David A Donnini
                                     Name:  David A. Donnini
                                     Title: President